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Exhibit 99.2

FOR IMMEDIATE RELEASE

Vertex Pharmaceuticals to Present at the Merrill Lynch Global
Pharmaceutical, Biotechnology and Medical Device Conference

Company to Provide Financial Guidance for 2004

        Cambridge, MA, February 3, 2004—Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) will review its 2004 outlook and provide its 2004 financial guidance at the Merrill Lynch Global Pharmaceutical, Biotechnology and Medical Device Conference in New York today, Tuesday, February 3, 2004. The update will be presented by Joshua Boger, Ph.D., Chairman and CEO of Vertex Pharmaceuticals. A live audio webcast of the presentation will be available on Vertex's website, www.vrtx.com, at 4:10 pm ET, February 3, 2004. An archived audio webcast of the presentation will be available on Vertex's website through February 16, 2004.

        "In 2004, Vertex expects to make important advances with our antiviral and inflammation product portfolio," stated Dr. Boger. "In particular, we believe that our drug candidates in development targeting HCV, merimepodib and VX-950, represent significant medical and commercial opportunities. We believe that focused investment in our proprietary drug candidates in 2004, combined with our pharmaceutical partners' investment in Vertex's products, will position the Company for significant long-term value creation and commercial success."

        Dr. Boger continued, "In addition to investing in our clinical activities, we also will continue to cultivate the creative and innovative work being done in our discovery organization. In 2004, we anticipate advancing novel preclinical drug candidates from our ion channel and kinase research programs. Importantly, our amended kinase collaboration with Novartis will provide us with an earlier opportunity to achieve clinical milestones and also will provide us with flexibility to dedicate development resources to our proprietary drug candidates."

2004 Corporate Goals:

        Vertex's milestones for 2004 were established to enable the Company to advance its business toward its objective of sustained value creation. Specifically, Vertex expects to:

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  Advance HIV franchise with partner GlaxoSmithKline
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  Launch the new HIV protease inhibitor Lexiva™ in Europe.

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  Begin Phase II development of investigational HIV protease inhibitor VX-385.

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  Advance proprietary HCV pipeline
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  Initiate advanced clinical development of oral HCV therapy merimepodib in combination with ribavirin and pegylated interferon.

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  Initiate Phase I development of oral HCV protease inhibitor VX-950 in healthy volunteers in 1H "04; initiate clinical evaluation of VX-950 in HCV patients in 2H "04.

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  Advance second-generation HCV compounds into preclinical development.

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  Advance inflammation pipeline
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  Complete pilot Phase II trial of p38 MAP kinase inhibitor VX-702 for acute coronary syndromes (ACS).

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  Initiate Phase II development of oral ICE inhibitor VX-765.

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  Complete toxicology evaluation for pralnacasan in partnership with Aventis.

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  Invest in discovery organization

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    Select new preclinical drug candidates in kinase and voltage-gated sodium ion channel research programs.

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  Establish new pharmaceutical collaborations targeting the following areas:
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  Vertex proprietary compounds targeting HCV and inflammatory disease (merimepodib, VX-950, VX-765): Establish collaborations to support development and commercialization outside of North America.

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  Vertex proprietary compounds in selected therapeutic areas (VX-944, VX-702): Establish collaborations to support development and commercialization in worldwide markets.

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  Vertex discovery organization: Establish collaborations to support ion channel, GPCR and bacterial gyrase programs.

Full Year 2004 Financial Guidance

        This section contains forward-looking guidance about the financial outlook for Vertex Pharmaceuticals. At today's conference, Vertex will provide financial guidance for 2004 on a basis that excludes any charges and gains. The Company also will reiterate its guidance for a full-year 2003 loss of less than $180 million, before any charges and gains. In 2003, Vertex engaged in activities that resulted in gains on the sale of PanVera LLC and Aurora Instruments, as well as charges related to operational restructuring and lease restructuring. The charge associated with the estimated costs of lease restructuring may be updated quarterly, until the restructuring of the lease is completed.

        "Vertex is focused on executing our business strategy, which is to bring Vertex-discovered drugs to the market both independently and with partners," stated Ian Smith, Senior Vice President and Chief Financial Officer of Vertex Pharmaceuticals. "Maintaining our financial strength is a key component of this strategy. We are confident that our financial guidance for 2004, which was based on an evaluation of our business objectives, and our strategy for achieving those objectives, will pave the way to our ultimate objective of profitability and sustained profit growth."

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  Loss:    Vertex expects that the full year 2004 loss will be in the range of $140 to $150 million, before any gains or charges, specifically, completion of a lease restructuring.

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  Revenues:    Total revenue will be in the range of $90 to $100 million in 2004. This will be comprised of $60 to $65 million in committed funding and milestones from existing collaborative partners, and $15 to $18 million from HIV product royalties. In addition, the Company is currently in discussions with pharmaceutical companies regarding strategic research and product development agreements, and the successful conclusion of such discussions may result in additional revenue and cash flow in 2004.

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  Research and Development (R&D) Expense:    As Vertex prioritizes its investment toward proprietary drug candidates and realizes the benefits from an operational restructuring during 2003 in drug discovery, the Company projects that R&D costs will be in the range of $190 to $205 million for the full year of 2004.

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  Sales, General and Administrative (SG&A) Expense:    Vertex expects SG&A to be in the range of $38 to $43 million in 2004.

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  Cash, Cash Equivalents, and Available for Sale Securities:    Vertex expects cash, cash equivalents and available for sale securities to be in excess of $350 million at the end of 2004.

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  Shares Outstanding:    Vertex expects to have approximately 79 million weighted average shares outstanding at year-end 2004.

        Mr. Smith continued, "In 2004, we are focused on reducing our loss by increasing revenue from multiple sources: funding from existing collaborative partners, by achieving milestones under our revised collaboration with Novartis; and from increased royalties from Lexiva, as we benefit from a successful worldwide product launch. In addition, we have prioritized our development investment toward compounds targeting HCV and inflammatory disease, and will gain the financial benefit in our discovery organization from a restructuring that occurred in 2003."

Non-GAAP Financial Measures

        In this press release, Vertex's financial results are provided both in accordance with generally accepted accounting principles (GAAP) in the United States and using certain non-GAAP financial measures. In particular, Vertex provides guidance for a 2003 and 2004 loss, excluding any charges or gains, which are non-GAAP financial measures. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company's business, and uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, to manage the Company's business and to evaluate its performance.

About Vertex

        Vertex Pharmaceuticals Incorporated is a global biotechnology company committed to the discovery and development of breakthrough small molecule drugs for serious diseases. The Company's strategy is to commercialize its products both independently and in collaboration with major pharmaceutical partners. Vertex's product pipeline is principally focused on viral diseases, inflammation, autoimmune diseases and cancer. Vertex co-promotes the new HIV protease inhibitor Lexiva™ (fosamprenavir calcium) with GlaxoSmithKline.

        This press release may contain forward-looking statements, including statements that (i) Vertex expects to make important advances with its antiviral and inflammation product portfolio, (ii) its drug candidates targeting HCV represent significant medical and commercial opportunities, (iii) the corporate goals set forth above will be achieved as described, (iv) Vertex expects its loss before gains and charges, revenue, R&D expense, SG&A expense, cash, cash equivalents and available for sale securities and shares outstanding for 2004 to be as set forth above; (v) discussions with pharmaceutical companies regarding strategic research and product development agreements may result in additional revenue and cash flow in 2004, and (vi) Vertex will exit its real estate lease obligations. While management makes its best efforts to be accurate in making forward-looking statements, such statements are subject to risks and uncertainties that could cause Vertex's actual results to vary materially. These risks and uncertainties include, among other things, the risks that clinical and commercial goals, including the approval of Lexiva in the EU and the advancement of clinical trials for various drug candidates, may not be achieved due to scientific, commercial or regulatory issues or concerns, or patient enrollment delays, that Vertex will be unable to realize its financial objectives due to any number of financial, technical or partnership considerations, that Vertex will be unsuccessful in attracting new partners for its ongoing discovery and development programs, that Vertex will be unable to successfully conclude a restructuring of its lease obligations and other risks listed under Risk Factors in Vertex's form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

        Lexiva is a registered trademark of the GlaxoSmithKline group of companies.

Conference Call and Webcast: Year End 2003 Financial Results:

        Vertex Pharmaceuticals will host a conference call on February 11, 2004 at 5:00 p.m. ET to review financial results and recent developments. This call will be broadcast via the Internet at www.vrtx.com in the investor center. Alternatively, to listen to the call on the telephone, dial (800) 374-0296 (U.S. and Canada) or (706) 634-2394 (International).

        The call will be available for replay via telephone commencing February 11, 2004 at 8:00 p.m. ET running through 5:00 p.m. ET on February 20, 2004. The replay phone number for the U.S. and Canada is (800) 642-1687. The international replay number is (706) 645-9291 and the conference ID number is 5279512. Following the live webcast, an archived version will be available on Vertex's website until 5:00 p.m. ET on February 20, 2004.

        Vertex's press releases are available at www.vrtx.com.

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Vertex Contacts:

Lynne H. Brum, Vice President, Corporate Communications and Financial Planning, (617) 444-6614
Michael Partridge, Director, Corporate Communications, (617) 444-6108

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Vertex Pharmaceuticals to Present at the Merrill Lynch Global Pharmaceutical, Biotechnology and Medical Device Conference